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                             EPL Technologies, Inc.

                                  Exhibit 11.0

                  Computation of Earnings per Common Share and
                     Fully Diluted Earnings per Common Share







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                                                                    EXHIBIT 11.0

                             EPL TECHNOLOGIES, INC.
                          COMPUTATION OF LOSS PER SHARE
                                   (UNAUDITED)


                                                           NINE MONTHS ENDED                        THREE MONTHS ENDED
                                                              SEPTEMBER 30,                            SEPTEMBER 30,
                                                        1997                1996                1997                1996
                                                    ------------        ------------        ------------        ------------
                                                    (As Restated)       (As Restated)                           (As Restated)

Net Loss                                            $ (4,666,755)       $ (3,313,217)       $ (1,671,465)       $ (1,136,591)

Deduct:
      Accretion, discount and
      dividends on Preferred Stock                       411,139             873,357              92,230             736,250
                                                    ------------        ------------        ------------        ------------


Net loss for common stockholders                    $ (5,077,894)       $ (4,186,574)       $ (1,763,695)       $ (1,872,841)
                                                    ============        ============        ============        ============

Weighted average number
      of common shares outstanding                    16,300,847          14,660,958          17,259,527          15,441,561
                                                    ============        ============        ============        ============

Primary Loss Per Share                              $      (0.31)       $      (0.28)       $      (0.10)       $      (0.12)
                                                    ============        ============        ============        ============



Net Loss for fully diluted loss
      per share computation                         $ (4,666,755)       $ (3,313,217)       $ (1,671,465)       $ (1,136,591)
                                                    ============        ============        ============        ============


Weighted average number
      of common shares outstanding                    16,300,847          14,660,958          17,259,527          15,441,561

Common share equivalent applicable to:
      Series A convertible preferred stock             3,138,963           3,543,704           2,950,667           3,402,222
      Series B convertible preferred stock               413,712             531,915             177,305             531,915
      Series C convertible preferred stock                64,197                                 144,444
      Series A warrants                                  218,175             252,384             188,797             248,532
      Other warrants                                     196,110             611,666             222,670             150,333
      Stock options                                    3,110,278           2,370,194           2,873,500           2,520,250


Weighted average number of common shares
and common share equivalents used to compute        ------------        ------------        ------------        ------------
fully diluted loss per share                          23,442,282          21,970,821          23,816,910          22,294,813
                                                    ============        ============        ============        ============

Fully diluted loss per share                        $      (0.20)       $      (0.15)       $      (0.07)       $      (0.05)
                                                    ============        ============        ============        ============